Exhibit (q) (4)
Pacific Funds Power of Attorney
The undersigned trustees and officers of Pacific Funds (the “Trust”) hereby appoint Robin S. Yonis, David R. Carmichael, Jeffrey S. Puretz, Douglas P. Dick, Laurene E. MacElwee, and Katayoun Mobedshahi each individually as their true and lawful attorneys-in-fact (“attorneys”), in all capacities, to execute in their name and file any and all registration statements, including registration statements on Form N-14, proxy statements, exemptive applications, no-action letter requests, shareholder reports and other regulatory filings made applicable to the Trust and each series of the Trust, and any amendments, exhibits, or supplements thereto, and any instruments necessary or desirable in connection therewith as are required to enable the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission (“SEC”) in connection with the offer of the shares of beneficial interest of the Trust and each series of the Trust, and to file the same, with other documents in connection herewith, with the SEC, any state securities regulator, any self-regulatory organization or any other governmental or official body (including, without limitation, agencies, commissions and authorities). The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys may lawfully do or cause to be done by virtue hereof. This Power of Attorney hereby terminates and replaces all other previously executed Power of Attorneys for the Trust related to the above.
The undersigned trustees and officers of Pacific Funds hereby execute this Power of Attorney effective the 14th day of November, 2005.

NAME	TITLE

/s/ Thomas C. Sutton	Chairman, Chief Executive Officer and Trustee

Thomas C. Sutton

/s/ James T. Morris	President

James T. Morris

/s/ Brian D. Klemens	Vice President and Treasurer

Brian D. Klemens

/s/ Frederick L. Blackmon	Trustee

Frederick L. Blackmon

/s/ Richard L. Nelson	Trustee

Richard L. Nelson

/s/ Lyman W. Porter	Trustee

Lyman W. Porter

/s/ Alan Richards	Trustee

Alan Richards

/s/ Lucie H. Moore	Trustee

Lucie H. Moore

/s/ G. Thomas Willis	Trustee

G. Thomas Willis

/s/ Nooruddin S. Veerjee	Trustee

Nooruddin S. Veerjee